Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Reports 2008

Fourth Quarter and Full-Year Financial Results

NEW YORK, NY – February 17, 2009 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today announced financial results for the fourth quarter and full-year ended December 31, 2008.

2008 Fourth Quarter Summary

•	Revenue of $207.4 million, a decrease of 28.2 percent from $288.8 million for the fourth quarter of 2007

•	Gross margin of $86.5 million, or 41.7 percent of revenue, down 33.2 percent from $129.4 million, or 44.8 percent of revenue for the same period last year

•	Adjusted EBITDA* loss of $3.4 million, or 1.6 percent of revenue, down from adjusted EBITDA of $13.1 million for the fourth quarter of 2007

•	EBITDA* loss of $76.8 million, including a $67.1 million non-cash impairment charge, detailed later, down from EBITDA of $12.5 million for the same period last year

•

Net loss from continuing operations of $78.3 million, or $3.12 per basic and diluted share, compared with net income from continuing operations of $4.3 million, or $0.17 per basic and $0.16 per diluted share, for the fourth quarter of 2007

•	Net loss of $80.3 million, or $3.20 per basic and diluted share, compared with net income of $12.0 million, or $0.47 per basic and $0.46 per diluted share, for the fourth quarter of 2007

*Adjusted	EBITDA and EBITDA are defined in the segment tables at the end of this release.

2008 Full-Year Summary

•	Revenue of $1.08 billion, a decrease of 7.9 percent from $1.17 billion for 2007

•	Gross margin of $464.1 million, or 43.0 percent of revenue, a decrease of 8.3 percent from $505.9 million, or 43.1 percent of revenue for 2007

•	Adjusted EBITDA* of $20.1 million, or 1.9 percent of revenue, a decrease of 49.8 percent from $40.1 million, or 3.4 percent of revenue, for 2007

•	EBITDA* loss of $58.6 million, including a $67.1 million non-cash impairment charge, detailed below, down from EBITDA of $31.3 million, or 2.7 percent of revenue for 2007

•

Net loss from continuing operations of $77.4 million, or $3.07 per basic and diluted share, compared with a net income from continuing operations of $3.9 million, or $0.15 per basic and diluted share, for 2007

•	Net loss of $74.3 million, or $2.95 per basic and diluted share, compared with net income of $15.0 million, or $0.59 per basic and $0.58 diluted share, for 2007

*Adjusted	EBITDA and EBITDA are defined in the segment tables at the end of this release.

“Uncertainty about the future course of world economies, compounded by unprecedented volatility in the global equity markets, had a significant negative impact during the fourth quarter on both permanent and contract hiring intentions across multiple industries and geographies,” said Jon Chait, Hudson Highland Group chairman and chief executive officer. “We expect first quarter demand, historically a seasonal low point, to be soft as well.”

“We took additional steps during the fourth quarter to reduce our cost base as demand declined, and will continue our expense management diligence as these dynamic market conditions play out,” added Mary Jane Raymond, executive vice president and chief financial officer. “We ended the year with $43.9 million in net cash and had positive cash flow from operations for the fourth quarter and full year.”

Goodwill and Other Impairments

On December 18, 2008, the company announced that it was conducting its annual impairment testing of goodwill and other long-term assets during the fourth quarter, and that the company may record a non-cash impairment charge. The process followed the required accounting guidance and the analysis included consideration of factors such as deterioration in macro-economic conditions, their impact on the company’s markets and business performance, and the decline in the market price of the company’s common stock. Based on this analysis, the company recorded a $67.1 million non-cash impairment charge for goodwill and other long-term assets in the fourth quarter of 2008.

Restructuring Program

During the first quarter of 2009, the company expects to continue to streamline its operations in response to shifting market conditions. The company expects to have $3-$5 million of restructuring charges during the first quarter of 2009. During 2008, the company incurred $11.9 million of restructuring charges in conjunction with its 2008 program, including $6.3 million in the fourth quarter of 2008. Fourth quarter expenses were related to severance and reorganization in all three regional businesses of the company. The restructuring charge and the company’s management of costs overall contributed to the $26 million reduction in expenses that offset some of the gross margin decline in the fourth quarter.

Liquidity and Capital Resources

On December 30, 2008, the company announced it had amended its senior secured credit facility with Wells Fargo Foothill. The revised agreement has no minimum EBITDA covenant, but instead requires Hudson to maintain a minimum borrowing availability of $25 million. Borrowings are based on eligible receivables. The maturity date of the amended credit facility remains July 31, 2012. The company ended the fourth quarter of 2008 with $43.9 million in net cash, an increase from $39 million at the end of 2007, and excess availability under the credit facility of $19.7 million.

Share Repurchase Program

On February 4, 2008, the company announced that its board of directors authorized the repurchase of up to $15 million of the company’s common stock. During the fourth quarter, the company repurchased 493,783 shares at a total cost of approximately $1.7 million. Since the inception of the program, the company has repurchased 1,248,456 shares at a total cost of approximately $7.5 million. The company’s amended credit facility prohibits stock repurchases after February 28, 2009.

Guidance

Due to turbulent economic conditions and low visibility, the company will not provide formal guidance for the first quarter of 2009. The company expects operating conditions to remain weak throughout the first quarter. In a normal year, revenue and adjusted EBITDA in the first quarter would be lower than the fourth quarter of the preceding year. In 2009, we expect that this difference would be larger due to the decline in the general economy.

In the first quarter of 2008, the company reported revenue of $295.5 million and adjusted EBITDA of $6.3 million. Last year’s first quarter at current forecast exchange rates would have resulted in revenue of $242.3 million and adjusted EBITDA of $3.7 million.

Additional Information

Additional information about the company’s quarterly results can be found in the shareholder letter and the fourth quarter and full-year earnings slides in the investor information section of the company’s website at www.hudson.com.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call Tuesday, February 17, 2009 at 9:00 AM ET to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 83821257 at 8:50 AM ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 83821257. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hudson.com.

The archived call will be available for one week by dialing 1-800-642-1687 followed by the participant passcode 83821257. For those outside the United States, the call will be available on 1-706-645-9291 followed by the participant passcode 83821257.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,100 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations including the current economic downturn; the ability of clients to terminate their relationship with the company at any time; risks in collecting our accounts receivable; implementation of the company’s cost reduction initiatives effectively; the company’s history of negative cash flows and operating losses may continue; the company’s limited borrowing availability under our credit facility, which may negatively impact our liquidity; restrictions on the company’s operating flexibility due to the terms of its credit facility; fluctuations in the company’s operating results from quarter to quarter; risks relating to the company’s international operations, including foreign currency fluctuations; risks related to our investment strategy; risks and financial impact associated with dispositions of underperforming or non-core assets; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; competition in the company’s markets and the company’s dependence on highly skilled professionals; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; the company’s dependence on key management personnel; volatility of stock price; the impact of government regulations; restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this letter. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenue	$207,378	$288,842	$1,080,231	$1,173,053
Direct costs	120,921	159,430	616,099	667,180

Gross margin	86,457	129,412	464,132	505,873

Operating expenses:
Selling, general and administrative	89,860	116,330	443,985	465,728
Acquisition-related expenses	—	837	—	5,299
Depreciation and amortization	3,420	3,525	14,795	14,607
Business reorganization expenses	6,267	(276)	11,588	4,362
Merger and integration (recoveries) expenses	—	8	38	(787)
Goodwill and other impairment charges	67,087	—	67,087	—

Total operating expenses	166,634	120,424	537,493	489,209

Operating (loss) income:	(80,177)	8,988	(73,361)	16,664
Other income (expense):
Interest, net	195	194	1,061	700
Other, net	1,618	(239)	3,518	3,445

(Loss) income from continuing operations before income taxes	(78,364)	8,943	(68,782)	20,809
(Benefit) provision for income taxes	(94)	4,672	8,629	16,917

(Loss) income from continuing operations	(78,270)	4,271	(77,411)	3,892
(Loss) income from discontinued operations, net of income taxes	(2,060)	7,694	3,093	11,089

Net (loss) income	$(80,330)	$11,965	$(74,318)	$14,981

Basic income (loss) per share:
(Loss) income from continuing operations	$(3.12)	$0.17	$(3.07)	$0.15
(Loss) income from discontinued operations	(0.08)	0.30	0.12	0.44

Net (loss) income	$(3.20)	$0.47	$(2.95)	$0.59

Diluted income (loss) per share:
(Loss) income from continuing operations	$(3.12)	$0.16	$(3.07)	$0.15
(Loss) income from discontinued operations	(0.08)	0.30	0.12	0.43

Net (loss) income	$(3.20)	$0.46	$(2.95)	$0.58

Weighted average shares outstanding:
Basic	25,099	25,443	25,193	25,274
Diluted	25,099	26,058	25,193	25,914

HUDSON HIGHLAND GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except per share amounts)

(unaudited)

	December 31, 2008	December 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$49,209	$39,245
Accounts receivable, net	128,578	187,981
Prepaid and other	15,683	18,389
Current assets from discontinued operations	—	13,460

Total current assets	193,470	259,075
Goodwill	—	73,442
Other intangibles, net	2,498	4,793
Property and equipment, net	24,512	29,470
Other assets	10,473	7,214
Non-current assets from discontinued operations	—	212

Total assets	$230,953	$374,206

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,833	$20,988
Accrued expenses and other current liabilities	77,717	120,322
Credit facility and current portion of long-term debt	5,307	243
Accrued business reorganization expenses	5,724	3,490
Current liabilities from discontinued operations	—	7,383

Total current liabilities	104,581	152,426
Accrued business reorganization expenses, non-current	1,476	2,689
Other non-current liabilities	16,904	18,976

Total liabilities	122,961	174,091
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued: 26,389 and 25,691 shares, respectively	26	26
Additional paid-in capital	450,739	444,075
Accumulated deficit	(362,905)	(288,587)
Accumulated other comprehensive income—translation adjustments	27,054	44,946
Treasury stock, 1,140 and 25 shares, respectively	(6,922)	(345)

Total stockholders’ equity	107,992	200,115

	$230,953	$374,206

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended December 31, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$52,394	$84,232	$70,752	$—	$207,378

Gross margin	$14,115	$42,760	$29,582	$—	$86,457

Adjusted EBITDA (1)	$(546)	$4,010	$263	$(7,130)	$(3,403)
Business reorganization expenses (recoveries)	1,237	1,634	2,399	997	6,267
Merger and integration expenses (recoveries)	—	—	—	—	—
Goodwill and other impairment charges	40,748	19,598	6,741	—	67,087

EBITDA (1)	(42,531)	(17,222)	(8,877)	(8,127)	(76,757)
Depreciation and amortization	1,112	1,325	917	66	3,420

Operating income (loss)	$(43,643)	$(18,547)	$(9,794)	$(8,193)	$(80,177)

For the Three Months Ended December 31, 2007	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$68,482	$113,561	$106,799	$—	$288,842

Gross margin	$21,041	$59,815	$48,556	$—	$129,412

Adjusted EBITDA (1)	$1,208	$10,120	$8,736	$(6,982)	$13,082
Acquisition-related expenses	—	837	—	—	837
Business reorganization expenses (recoveries)	(118)	—	(34)	(124)	(276)
Merger and integration expenses (recoveries)	2	—	—	6	8

EBITDA (1)	1,324	9,283	8,770	(6,864)	12,513
Depreciation and amortization	1,070	1,373	1,037	45	3,525

Operating income (loss)	$254	$7,910	$7,733	$(6,909)	$8,988

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Year Ended December 31, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$273,647	$411,528	$395,056	$—	$1,080,231

Gross margin	$75,016	$216,297	$172,819	$—	$464,132

Adjusted EBITDA (1)	$3,999	$23,041	$21,384	$(28,277)	$20,147
Business reorganization expenses (recoveries)	3,062	3,028	4,501	997	11,588
Merger and integration expenses (recoveries)	—	38	—	—	38
Goodwill and other impairment charges	40,748	19,598	6,741	—	67,087

EBITDA (1)	(39,811)	377	10,142	(29,274)	(58,566)
Depreciation and amortization	4,629	5,793	4,148	225	14,795

Operating income (loss)	$(44,440)	$(5,416)	$5,994	$(29,499)	$(73,361)

For the Year Ended December 31, 2007	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$291,526	$466,384	$415,143	$—	$1,173,053

Gross margin	$87,495	$237,518	$180,860	$—	$505,873

Adjusted EBITDA (1)	$(114)	$33,359	$33,428	$(26,528)	$40,145
Acquisition-related expenses	3,551	1,748	—	—	5,299
Business reorganization expenses (recoveries)	541	2,438	(15)	1,398	4,362
Merger and integration expenses (recoveries)	(50)	—	—	(737)	(787)

EBITDA (1)	(4,156)	29,173	33,443	(27,189)	31,271
Depreciation and amortization	4,353	6,043	3,936	275	14,607

Operating income (loss)	$(8,509)	$23,130	$29,507	$(27,464)	$16,664

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.